Exhibit 10.5

Rudolph Technologies, Inc.
To:	One Rudolph Road
P.O. Box 1000
Flanders, New Jersey 07836

A/C:

From:	Credit Suisse International
One Cabot Square
London E14 4QJ
England

Re:	Issuer Warrant Transaction Ref. No.

Date:	July 22, 2011

Dear Sir(s):

The purpose of this communication (this “Amendment”) is to amend the terms and conditions of the Issuer Warrant Transaction (the “Transaction”) evidenced by the letter agreement between Credit Suisse International (“Dealer”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and Rudolph Technologies, Inc (“Issuer”) dated July 19, 2011 (the “Confirmation”).

1.             Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2.             Representations and Warranties of Issuer.  Each of the representations and warranties made by the Issuer pursuant to the Agreement and the Confirmation on the Trade Date are true and correct and are hereby deemed to be repeated to the Dealer on the date hereof as if set forth herein.

3.            Amendments to the Confirmation.  The Confirmation is hereby amended as follows:

(a) The “Number of Warrant” under Annex A of the Confirmation shall be 77,241 for each of Components 1 through 60.

(b) The “Premium” under the Confirmation shall be increased from USD 5,839,346 to USD 7,007,215.  For the avoidance of doubt, the Premium per Warrant set forth in the Confirmation shall remain unchanged.

(c) The “Capped Number” in Section 8(e) of the Confirmation shall be changed from 7,224,100 to 8,668,920.

4.            Effectiveness.  This Amendment shall become effective upon execution by the parties hereto. Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby.

5.            No Additional Amendments or Waivers.  Except as amended hereby, all the terms of the Transaction and provisions in the Agreement and the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

6.            Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

7.            Governing Law.  The provisions of this Amendment shall be governed by the laws of the State of New York (without reference to choice of law doctrine).

Issuer hereby agrees (a) to check this Amendment carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Issuer with respect to the Amendment, by manually signing this Amendment or this page hereof as evidence of agreement to such terms and immediately returning an executed copy to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Facsimile No. (212) 325-8173.

Yours faithfully,

CREDIT SUISSE INTERNATIONAL

		By:	/s/ Joyce Lim
Name: Joyce Lim
Title: Authorized Signatory

		By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC, AS AGENT FOR CREDIT SUISSE INTERNATIONAL

		By:	/s/ Joyce Lim
Name: Joyce Lim
Title: Vice President

Agreed and Accepted By:

RUDOLPH TECHNOLOGIES, INC.

By:	Robert A. Koch
Name: Robert A. Koch
Title: Vice President & General Counsel